UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin Street, Suite 140 Houston, TX,	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 par value pershare	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2022,  Kiromic BioPharma, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (the “Investor”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to the Investor up to $5,000,000 (the “Commitment Amount”) of its shares of common stock, par value $0.001 per share (“Common Stock”), subject to increase by an additional $3,000,000 of Common Stock at the Company’s election (the “Commitment Increase”), at the Company’s request any time during the commitment period commencing on October 13, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which the Investor shall have made payment of any advances requested pursuant to the SEPA for shares of the Common Stock equal to the Commitment Amount. Each sale the Company requests under the SEPA (an “Advance”) may be for the greater of (i) an amount of shares of Common Stock equal to the average of the daily traded amount of the Common Stock during the five trading days immediately preceding the notice of an Advance or (ii) $1,000,000. The shares would be purchased at 95.0% of the Market Price (as defined below) and would be subject to certain limitations, including that the Investor could not purchase any shares that would result in it owning more than 9.99% of the outstanding Common Stock after such purchase (the "Ownership Limitation") or an aggregate of 19.9% of the outstanding Common Stock as of the date of the SEPA (the "Exchange Cap"). The Exchange Cap will not apply under certain circumstances, including to any sales of Common Stock under the SEPA that equal or exceed $0.3111, representing the lower of (i) the closing price of the Common Stock as reflected on Nasdaq.com immediately preceding the date of the SEPA, or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the date of the SEPA. “Market Price” is defined in the SEPA as the lowest of the daily VWAPs (as defined below) of the Common Stock during each of the three consecutive trading days commencing on the day of the Company’s submission of an Advance notice to the Investor. “VWAP” is defined in the SEPA to mean, for any trading day, the daily volume weighted average price of the Common Stock for such date on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours.

Pursuant to the SEPA, the Company also paid YA Global II SPV, LLC, a subsidiary of the Investor, a structuring fee in the amount of $10,000 and issued to the Investor 603,318 shares of Common Stock as a commitment fee on October 13, 2022 (the “Commitment Shares”). In the event of the Commitment Increase, the Company will issue to the Investor an additional number of shares of Common Stock determined by dividing $120,000 by the average of the daily VWAPs for the five trading days prior to the date of delivery by the Company of written notice of the Commitment Increase.

Pursuant to the SEPA, the Company in its sole discretion may choose when to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement to register all shares of Common Stock that the Investor may acquire under the SEPA (the “Registration Statement”); provided, however, the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement. There is no assurance that the Company may file a Registration Statement and therefore the Company may not be able to request any Advances under the SEPA. Furthermore, consistent with the Company’s previous disclosures, in the event the Company is unable to secure additional financing, the Company may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

Item 3.02     Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The issuance of the Commitment Shares was exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Standby Equity Purchase Agreement, dated October 13, 2022, by and between Kiromic Biopharma, Inc. and YA II PN, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2022	KIROMIC BIOPHARMA, INC.

	By:	/s/ Daniel Clark
Name: Daniel Clark Title: Chief Financial Officer